Exhibit 16.1

June 21, 2021

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Commissioners:

We have read the statements made by Legacy Housing Corporation (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Legacy Housing Corporation dated June 21, 2021. We agree with the statements concerning our firm in such Form 8-K

Very truly yours,

BKD, LLP